EXHIBIT 99.1

For more information contact:

Karen Fuhre, Director of Investor Relations
National Scientific Corporation
(480) 948-8324, ext. 115
kfuhre@nscus.com

       NATIONAL SCIENTIFIC CORPORATION INKS SECURITIES EXCHANGE AGREEMENT
                              WITH TURBOWORX, INC.

               JOINT TECHNOLOGY DEVELOPMENT AND MARKETING PROGRAM
                       BETWEEN FIRMS TAKEN TO NEXT LEVEL

SCOTTSDALE, ARIZ. -- (BUSINESS WIRE) - FEBRUARY 2, 2005 -- U.S. technology firm National Scientific Corporation (OTCBB: NSCT) announced that it has entered into and closed on a Securities Exchange Agreement with TurboWorx, Inc. A key objective of the exchange is to further develop the strategic technical and marketing relationships between the two firms previously announced on November 4, 2004. Under the terms of the Agreement, the two Companies have exchanged a limited amount of each other's common stock, and other consideration. The full text of the Securities Exchange Agreement is available as an Exhibit to the Company's Form 8-K filed February 2, 2004. As part of the Agreement, National Scientific is committed to distribute at least 50% of the TurboWorx shares it received in this transaction to its shareholders on a pro rata basis, pending appropriate regulatory approvals.

For more information about National Scientific, its technology and its people, please visit the company's website at www.national-scientific.com or call them directly at 480-948-8324.

ABOUT TURBOWORX, INC.

TurboWorx provides leading end-to-end software solutions for companies to describe, distribute, and solve their most complex, time-critical computing problems on clusters and grids. TurboWorx solutions completely transform how life sciences, financial services, manufacturing, automotive, energy exploration and production, and aerospace companies solve their most complex computing problems. TurboWorx's intuitive interface allows researchers, analysts, and other professionals to describe compute-intensive business critical processes in their own business terms. The software then converts and distributes the complete problem across the enterprise infrastructure as a "computational workflow." These solutions are fundamentally different from more traditional "transactional workflows" that are often used to automate simple "assembly line" tasks such as document management and order processing.

TurboWorx provides a competitive advantage by enabling its customers to:

     o Solve complex problems before the competition
     o Achieve results that could never be realized before
     o Computerize manually intense work for accelerated results
     o Analyze automatically different data scenarios to achieve optimal answers

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Fortune 50 companies such as IBM (NYSE:  IBM), Bayer (NYSE:  BAY), DuPont (NYSE:
DD), and Global 1000 companies including Karo Bio AB (KARO.ST), and Protana, Inc. are just some of the firms that depend on TurboWorx daily. For more information, visit www.turboworx.com or call 203-944-0588.

ABOUT NATIONAL SCIENTIFIC CORPORATION

National Scientific Corporation (OTC BB: NSCT) offers effective indoor and outdoor wireless location-sensitive solutions. National Scientific's core business focuses on wireless location-sensing products and semiconductor IP (8 patents), with solutions that blend semiconductor design, Wi-Fi, GPS, Linux, RFID, UWB, satellite, cellular, video technologies and more into cost-effective and unique vertical market platforms. Intent upon making devices that are smaller, faster, safer, and with a special interest in the safety of children, National Scientific develops and sells a variety of devices that location-enable important commercial and non-commercial activities, such as the safe and secure movement of people and assets over short and long distances.

                                       ###

Certain information and comments contained in this press release may be forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Factors set forth in the company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004, its subsequent Form 10-QSB filings together with other factors that appear in this press release or in the Company's other SEC filings could affect the Company's actual results and could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of the company, in this press release. The Company undertakes no obligation to publicly release the results of any revisions to the forward-looking statements made in this press release to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.